UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2008

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 11, 2008, American Tower Corporation (the “Company”) filed a Form 8-K (the “Report”) announcing that Jean Bua, Executive Vice President, Finance and Corporate Controller, would be assuming the role of interim Chief Financial Officer (and principal financial officer) effective June 30, 2008. This Form 8-K/A amends the Report to include the disclosure that, on June 23, 2008, the Company’s Board of Directors approved an increase in the compensation payable to Ms. Bua in connection with her service as interim Chief Financial Officer. Effective June 30, 2008, Ms. Bua’s annual base salary will be increased to $300,000. In addition, Ms. Bua will receive a special bonus of $60,000, which will be supplemental to the Company’s existing bonus program for members of senior management. The special bonus will be payable in two installments, consisting of an initial payment of $30,000 on June 30, 2008, with the remainder to paid on or after December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: June 24, 2008	By:	/s/ EDMUND DISANTO
Edmund DiSanto
Chief Administrative Officer, General Counsel and Secretary